Exhibit 10.7

CALL OPTION TERMINATION AGREEMENT

dated as of May 8, 2017

Between KAMAN CORPORATION and BANK OF AMERICA, N.A.

THIS CALL OPTION TERMINATION AGREEMENT (this “Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of May 8, 2017 between Kaman Corporation (“Company”) and Bank of America, N.A. (“Dealer”).

WHEREAS, Company issued $115,000,000 principal amount of 3.25% Convertible Senior Notes due 2017 (the “Convertible Notes”) pursuant to an Indenture dated as of November 19, 2010 between Company and The Bank of New York Mellon Trust Company, N.A., as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Call Option Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of November 15, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 100,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Call Option Confirmation”);

WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Call Option Transaction (the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) pursuant to an ISDA confirmation dated as of November 17, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 15,000 call options (as amended, modified, terminated or unwound from time to time, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”); and

WHEREAS, in connection with a repurchase by Company of $103,500,000 aggregate principal amount of Convertible Notes, Company has requested full termination of the Additional Call Option Transaction and partial termination of the Base Call Option Transaction;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

2. Termination. Notwithstanding anything to the contrary in the Call Option Confirmations, Company and Dealer agree that, effective on the date hereof, but subject to Section 13 hereof, (i) the Additional Call Option Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Call Option Confirmation shall be terminated, cancelled and extinguished, (ii) the Number of Options under the Base Call Option Transaction shall be reduced to 11,500 and (iii) in connection therewith Dealer shall be required to pay to Company the Cash Settlement Amount on the Payment Date pursuant to Sections 3 and 4 below.

3. Procedures for Hedge Unwind. On the Hedge Unwind Date, Dealer (or an affiliate of Dealer), for the account of Dealer, shall unwind a portion of its hedge of the Options underlying the Call Option Transactions being terminated hereunder. “Hedge Unwind Date” means May 8, 2017.

4. Payments and Deliveries. On May 12, 2017 or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Payment Date”), Dealer shall pay to Company, to the account specified in Section 7 hereof, in immediately available funds cash in an amount to be agreed separately by Company and Dealer (the “Cash Settlement Amount”).

5. Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Section 5(g)(ii)) on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) it is not in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g) (i) it is not on the date hereof, engaged in a distribution, as such term is used in Regulation M under the Exchange Act (“Regulation M”), of the Shares or any securities deemed “reference securities” (as defined in Regulation M) with respect to the Shares and (ii) it shall not engage in any such distribution during the period commencing on the date hereof and ending on the second Exchange Business Day immediately following the Hedge Unwind Date with respect to the Shares or such reference securities.

6. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7. Account for Payment to Company:

Bank:    Bank of America, N.A.

ABA#:  026 009 593

Acct No.:              00 00 195 213

Beneficiary:          Kaman Corporation

8. Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11. Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

12. No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

13. Effectiveness. In the event the sale of the Company’s 3.25% Convertible Senior Notes due 2024 is not consummated with the initial purchasers thereof on May 12, 2017 (such date, or such later date as agreed upon by the parties “Early Termination Date”), this Agreement shall automatically terminate (the “Early Termination”) on the Early Termination Date and (i) this Agreement and all of the respective rights and obligations of Dealer and Company under this Agreement shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with this Agreement either prior to or after the Early Termination Date. Each of Dealer and Company represents and acknowledges to the other that, upon an Early Termination, all obligations with respect to this Agreement shall be deemed fully and finally discharged, and all of the terms and conditions of the Call Option Confirmations as in effect prior to execution of this Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Bank of America, N.A.

By:	/s/ Christopher A. Hutmaker
Name: Christopher A. Hutmaker
Title: Managing Director

Kaman Corporation

By:	/s/ Robert D. Starr
Name: Robert D. Starr
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Bond Hedge Unwind Agreement]